    As Filed with the Securities and Exchange Commission on July 2, 2003

                                                        Registration No.333-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                       APPLIED DIGITAL SOLUTIONS, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 MISSOURI                                43-1641533
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                        400 ROYAL PALM WAY, SUITE 410
                          PALM BEACH, FLORIDA 33480
                               (561) 805-8000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       APPLIED DIGITAL SOLUTIONS, INC.
                     1999 EMPLOYEES STOCK PURCHASE PLAN
                          (FULL TITLE OF THE PLAN)

                             SCOTT R. SILVERMAN
                        400 ROYAL PALM WAY, SUITE 410
                          PALM BEACH, FLORIDA 33480
                               (561) 805-8000
                              FAX (561)805-8001
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)


                      Copies of all correspondence to:
                            HARVEY GOLDMAN, ESQ.
                            HOLLAND & KNIGHT LLP
                       701 BRICKELL AVENUE, SUITE 3000
                          MIAMI, FLORIDA 33131-5441
                            PHONE: (305) 789-7506
                             FAX: (305) 349-2238

                                           CALCULATION OF REGISTRATION FEE

====================================================================================================================
     Title of Each Class              Amount           Proposed Maximum      Proposed Maximum         Amount of
     of Securities to be              to be             Offering Price           Aggregate          Registration
         Registered             Registered (1) (2)       Per Unit (3)       Offering Price (3)       Fee (3) (4)
--------------------------------------------------------------------------------------------------------------------
     Common Stock, $.001
     par value per share         3,000,000 shares           $0.51               $1,530,000              $141
====================================================================================================================

(1) This Registration Statement registers an additional 3,000,000 shares of the same class as other securities for which registration statements filed on this form relating to the same employee benefit plan are effective. We previously registered 1,500,000 shares of common stock on October 4, 1999 (File No. 333-88421) and an additional 1,500,000 shares of common stock on December 20, 1999 (File No. 333-93117) pursuant to the Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan, We will have an aggregate of 6,000,000 shares registered pursuant to the Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan upon effectiveness of this registration statement.

(2) This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to the anti-dilution provisions of the Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan.

(3) Pursuant to Rule 457(c) and Rule 457(h), the proposed offering price and registration fee have been calculated on the basis of the average of the high and low trading prices for the common stock on June 27, 2003, as reported on the Nasdaq SmallCap Market.

(4) A registration fee of $782 was paid on October 4, 1999, upon filing of Registration Statement on Form S-8 (File No. 333-88421), and a registration fee of $3,085 was paid on December 20, 1999, upon the filing of Registration Statement on Form S-8 (File No. 333-93117).

                                   PART II



Explanatory Note.

     This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on this form relating to the same Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan (the "ESPP") are effective. Consequently, pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-88421), and the Registration Statement on Form S-8 (File No. 333-93117) of Applied Digital Solutions, Inc. (the "Registrant"), filed with the Securities and Exchange Commission on October 4, 1999 and December 20, 1999, respectively (the "Registration Statements"), are incorporated by reference into this registration statement, except to the extent superceded hereby.

     On April 15, 2002, the Board of Directors of the Registrant proposed an amendment to the ESPP, and on June 8, 2002, the Registrant's shareholders approved the proposed amendment. The ESPP, as amended, attached hereto as
Exhibit 4.1, increased the number of shares of common stock, which may be issued pursuant to the plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on March 31, 2003;

     (b) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on April 4, 2003;

     (c) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission on June 3, 2003;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, (filed on May 14, 2003);

     (e) The Registrant's Current Report on Form 8-K dated February 28, 2003, (filed on March 4, 2003);

     (f) The Registrant's Current Report on Form 8-K dated March 6, 2003, (filed on March 7, 2003);

     (g) The Registrant's Current Report on Form 8-K dated March 7, 2003, (filed on March 10, 2003);

     (h) The Registrant's Current Report on Form 8-K dated March 10, 2003, (filed on March 10, 2003);

     (i) The Registrant's Current Report on Form 8-K dated March 21, 2003, (filed on March 27, 2003);

     (j) The Registrant's Current Report on Form 8-K dated April 1, 2003, (filed on April 3, 2003);

     (k) The Registrant's Current Report on Form 8-K dated May 15, 2003, (filed on May 15, 2003);

     (l) The Registrant's Current Report on Form 8-K dated June 30, 2003, (filed on June 30, 2003);

     (m) The Registrant's Registration Statement on Form 8-A filed on May 5, 1995, registering its common stock under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

     (n) All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein, in an amendment hereto, or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



ITEM 8.  EXHIBITS.

         Exhibit No.       Description
         -----------       -----------

             4.1 Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan, as amended

             5.1           Opinion of Holland & Knight LLP.

            23.1           Consent of Eisner LLP

            23.2           Consent of PricewaterhouseCoopers LLP

            23.5           Consent of Holland & Knight LLP (included in
                           Exhibit 5.1)

            24.1           Power of Attorney (included on signature page)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on July 1, 2003.

                                       APPLIED DIGITAL SOLUTIONS, INC.

                                       By:  /s/ Scott R. Silverman
                                          -------------------------------------
                                          Scott R. Silverman
                                          Chairman of the Board and
                                           Chief Executive Officer

                              POWER OF ATTORNEY

     The undersigned constitutes and appoints Evan C. McKeown as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place, and stead, in any and all capacities, to sign the Applied Digital Solutions, Inc. Registration Statement on Form S-8 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact and agent, and each or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                                        DATE
---------                                  -----                                        ----
/s/ Scott R. Silverman                     Chairman of the Board of Directors and       July 1, 2003
---------------------------                Chief Executive Officer (Principal
(Scott R. Silverman)                       Executive Officer)


/s/ Kevin H. McLaughlin                    President and Chief Operating Officer        July 1, 2003
---------------------------
(Kevin H. McLaughlin)

/s/ Evan C. McKeown                        Senior Vice President and Chief Financial    July 1, 2003
---------------------------                Officer (Principal Financial and
(Evan C. McKeown)                          Accounting Officer)

/s/ Daniel E. Penni                        Director                                     July 1, 2003
---------------------------
(Daniel E. Penni)

/s/ Dennis G. Rawan                        Director                                     July 1, 2003
---------------------------
(Dennis G. Rawan)

/s/ Constance K. Weaver                    Director                                     July 1, 2003
---------------------------
(Constance K. Weaver)

/s/ Michael S. Zarriello                   Director                                     July 1, 2003
---------------------------
(Michael S. Zarriello)

                                EXHIBIT INDEX



          Exhibit No.       Description
          -----------       -----------

             4.1 Applied Digital Solutions, Inc. 1999 Employees Stock Purchase Plan, as amended

             5.1            Opinion of Holland & Knight LLP

            23.1            Consent of Eisner LLP

            23.2            Consent of PricewaterhouseCoopers LLP

            23.5            Consent of Holland & Knight LLP (included in
                            Exhibit 5.1)

            24.1            Power of Attorney (included on signature page)